Exhibit 10.42

EXECUTION

AMENDMENT NUMBER FOUR

to the

MASTER REPURCHASE AGREEMENT

Dated as of June 26, 2012,

by and between

PENNYMAC LOAN SERVICES, LLC

and

CITIBANK, N.A.

This AMENDMENT NUMBER FOUR (this “Amendment Number Four”) is made this 25th day of July, 2013 (the “Amendment Effective Date”), by and between PENNYMAC LOAN SERVICES, LLC (“Seller”) and CITIBANK, N.A. (“Buyer”), to the Master Repurchase Agreement, dated as of June 26, 2012, by and between Seller and Buyer, as such agreement may be amended from time to time (the “Agreement”).  Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

RECITALS

WHEREAS, Seller and Buyer have agreed to amend the Agreement to extend the term of the facility and modify other provisions of the Agreement as more specifically set forth herein; and

WHEREAS, as of the date hereof, Seller represents to Buyer that the Seller Parties are in full compliance with all of the terms and conditions of the Agreement and each other Program Document and no Default or Event of Default has occurred and is continuing under the Agreement or any other Program Document.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1.    Amendments.  Effective as of the Amendment Effective Date, the Agreement is hereby amended as follows:

(a)  Section 2 of the Agreement is hereby amended by adding the definition of “FHA Up-Front Rejection” in the appropriate alphabetical order as follows:

“FHA Up-Front Rejection” shall mean, with respect to a Loan presented to FHA and proposed to become subject to an FHA Insurance Contract, the rejection by FHA of such Loan, as evidenced by a “notice of rejection” or similar written notice delivered by FHA to the related originator of such Loan.

(b)  Section 2 of the Agreement is hereby amended by deleting the definition of “Adjusted Tangible Net Worth” in its entirety and replacing it with the following:

“Adjusted Tangible Net Worth” shall mean, with respect to any Person, the excess of total assets, which shall include the value of mortgage servicing rights in an amount equal to the lesser of (i) an amount calculated in accordance with GAAP or (ii) the MSR Value Cap, of such Person, over total liabilities of such Person, determined in accordance with GAAP.”

(c)  Section 2 of the Agreement is hereby amended by deleting the definition of “Termination Date” in its entirety and replacing it with the following:

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“Termination Date” shall mean July 24, 2014, or such earlier date on which this Agreement shall terminate in accordance with the provisions hereof or by operation of law.”

(a)        Section 12(p) of the Agreement is hereby amended by deleting the section in its entirety and replacing it with the following:

“(p)      Financial Representations and Warranties.  (A) Seller’s Adjusted Tangible Net Worth is greater than or equal to $90,000,000; (B) Seller’s unrestricted cash and Cash Equivalents are greater than or equal to $20,000,000; (C) [reserved]; (D) the ratio of Seller’s Total Indebtedness to Adjusted Tangible Net Worth is less than 10:1; and (E) Seller’s consolidated Net Income was equal to or greater than $1.00 for the previous calendar quarter.”

(b)        Section 13(p) of the Agreement is hereby amended by deleting the section in its entirety and replacing it with the following:

“(p) Financial Covenants.  (i) Seller covenants and agrees with Buyer that during the term of this Agreement: (A) its Adjusted Tangible Net Worth shall at all times be greater than or equal to $90,000,000; (B) its unrestricted cash and Cash Equivalents shall at all times be greater than or equal to $20,000,000; (C) [reserved]; (D) the ratio of its  Total Indebtedness to Adjusted Tangible Net Worth shall at all times be less than 10:1; and (E) its consolidated Net Income shall be equal to or greater than $1.00 for each calendar quarter.

(d)  Section 13 of the Agreement is hereby amended by adding new clauses (uu) and (vv) as follows:

“(uu)    Takeout Commitments.  Upon Buyer’s reasonable request, Seller shall deliver to Buyer any and all information relating to Takeout Commitments that relate specifically to Purchased Loans that are then subject to a Transaction.

(vv)      Acquisition of Repurchase or Indemnity Obligations.  The Seller shall not acquire any loan level repurchase or indemnity obligations from any third party in connection with its purchase of any mortgage loan pool or mortgage origination platform, other than in the ordinary course of Seller’s business.”

(e)  Section 18 of the Agreement is hereby amended by adding new clause (kk) as follows:

“(kk)    The 6-month rolling average rate of FHA Up-Front Rejections with respect to mortgage loans originated by Seller and/or any Subsidiary or Affiliate of Seller exceeds 5% of the total number of mortgage loans originated by Seller and/or such Subsidiary or Affiliate of Seller and presented to FHA (by number of loans).”

(f)  Schedule 1 of the Agreement is hereby amended by adding new clause (xxx) as follows:

“(xxx)  No Discrimination.  Seller makes credit accessible to all qualified applicants in accordance with all Requirements of Law. Seller has not discriminated, and will not discriminate,

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against credit applicants on the basis of any prohibited characteristic, including race, color, religion, national origin, sex, marital or familial status, age (provided that the applicant has the ability to enter into a binding contract), handicap, sexual orientation or because all or part of the applicant’s income is derived from a public assistance program or because of the applicant’s good faith exercise of rights under the Federal Consumer Protection Act.   Seller has measures in place designed to monitor its lending practices and platform-level origination details to prevent discrimination on any of the foregoing prohibited bases.   Furthermore, Seller has not discouraged, and will not discourage, the completion of any credit application based on any of the foregoing prohibited bases. In addition, Seller has complied with all anti-redlining provisions and equal credit opportunity laws applicable under all Requirements of Law.”

SECTION 2.    Fees and Expenses.  Seller agrees to pay to Buyer all reasonable out of pocket costs and expenses incurred by Buyer in connection with this Amendment Number Four (including all reasonable fees and out of pocket costs and expenses of the Buyer’s legal counsel) in accordance with Sections 23 and 25 of the Agreement.

SECTION 3.    Representations.  Seller hereby represents to Buyer that as of the date hereof, the Seller Parties are in full compliance with all of the terms and conditions of the Agreement and each other Program Document and no Default or Event of Default has occurred and is continuing under the Agreement or any other Program Document.

SECTION 4.    Binding Effect; Governing Law.  This Amendment Number Four shall be binding and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  THIS AMENDMENT NUMBER FOUR SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (EXCEPT FOR SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL GOVERN).

SECTION 5.    Counterparts.  This Amendment Number Four may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 6.    Limited Effect.  Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms.  Reference to this Amendment Number Four need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

[Signature Page Follows]

IN WITNESS WHEREOF, Seller and Buyer have caused this Amendment Number Four to be executed and delivered by their duly authorized officers as of the Amendment Effective Date.

PENNYMAC LOAN SERVICES, LLC,
(Seller)
By: /s/ Pamela Marsh
Name:	Pamela Marsh
Title:	Vice President and Treasurer

CITIBANK, N.A.
(Buyer and Agent, as applicable)
By: /s/ Susan Mills
Name: Susan Mills
Title: Vice President, Citibank, N.A.

Acknowledged:

PRIVATE NATIONAL MORTGAGE ACCEPTANCE COMPANY, LLC

By: /s/ Pamela Marsh
Name:	Pamela Marsh
Title:	Managing Director and Treasurer

EXHIBIT A

FORM OF [MONTHLY][QUARTERLY] CERTIFICATION

In connection with (i) the Master Repurchase Agreement dated as of  June 26, 2012, as amended (the “Agreement”), by and between PennyMac Loan Services, LLC (the “Seller”) and Citibank, N.A. (“Buyer”) and (ii) the Guaranty Agreement, dated as of June 26, 2012 by [___________] (“Guarantor”) in favor of Buyer, I, _______________, _______________ of [Seller] [Servicer] [Guarantor], do hereby certify that:

(i)		Seller is in compliance with all provisions and terms of the Agreement;

(ii)		no Default has occurred thereunder and no Default exists as of the date hereof;

(iii)		there have not been any modifications to the Underwriting Guidelines that would require notice to Buyer under the Agreement;

(iv)		all additional modifications to the Underwriting Guidelines since the date of the most recent disclosure to Buyer of any modification to the Underwriting Guidelines are set forth herein;

(A)

Seller’s Adjusted Tangible Net Worth is greater than or equal to $90,000,000; (B) Seller’s unrestricted cash and Cash Equivalents is greater than or equal to $20,000,000; (C) [reserved]; (D) the ratio of Seller’s Total Indebtedness, to Tangible Net Worth is less than 10:1; (E) Seller’s consolidated Net Income was equal to or greater than $1.00 for the previous calendar quarter; and (F) The servicing multiple used in determining the book value of [_____] servicing portfolio in accordance with GAAP for the previous month is equal to [__].

(v)		Seller has at all times during the term of the Agreement remained an approved servicer in good standing to service mortgage loans for Fannie Mae and Freddie Mac;

(vi)

Seller has at all times during the term of the Agreement remained an approved mortgagee with the Department of Housing and Urban Development (“HUD”) pursuant to Section 203 of the National Housing Act and has remained an approved servicer with the Federal Housing Administration to service mortgage loans for HUD;

(vii)		To the extent that any Mortgage Loan subject to any Transaction hereunder is an FHA Loan, Seller is in good standing with the FHA as an FHA Approved Mortgagee;

(viii)		To the extent that any Mortgage Loan subject to any Transaction hereunder is a VA Loan, Seller is in good standing with the VA as a VA Approved Lender;

(ix)		As at the end of [INSERT APPLICABLE MONTH/QUARTER/YEAR]:

1.            The Adjusted Tangible Net Worth of Seller is $__________ ;

2.            The ratio of Seller’s Total Indebtedness to its Adjusted Tangible Net Worth is _________ ;

3.            The Liquidity of Seller is $_________ ;

4.            Attached as Schedule I hereto are the calculations demonstrating Seller’s compliance with the Tangible Net Worth covenant, Seller’s compliance with the ratio of Indebtedness to Tangible Net Worth covenant, and Seller’s compliance with the Liquidity Covenant, each as set forth in Section 13(p) of the Agreement;

5.            Attached as Schedule II hereto is a list of any repurchase agreements, loan and security agreements or similar credit facilities or agreements for borrowed funds entered into by Seller and any third party that have been terminated in the last thirty (30) Business Days or with respect to which the amount available for borrowing has been reduced;

6.            Attached as Schedule III hereto is a list of any repurchase agreements, loan and security agreements or similar credit facilities or agreements for borrowed funds entered into by Seller and any third party and shall include the size of such facilities and the related termination date of such facilities;

7.            Seller has received ____ repurchase and indemnity requests from its third party investors (including any Agency) during the previous calendar month.  The aggregate amount of all repurchase and indemnity requests delivered to Seller by its third party investors (including any Agency) during the previous calendar month is $______;

8.            The aggregate amount of all repurchase and indemnity claims paid by Seller to its third party investors (including any Agency) during the previous calendar month is $_______;

9.            As of the date hereof, the aggregate outstanding amount of all repurchase and indemnity obligations of Seller to its third party investors (including any Agency) is $________;

10.    The amount of Loan Loss Reserves of Seller is equal to $_________;

11.    Seller has at all times during the previous calendar month maintained its status with (i) Ginnie Mae as an approved issuer, (ii) HUD, pursuant to Sections 203 and 211 of the National Housing Act, (iii) the FHA, as an FHA Approved Mortgagee and servicer, (iv) VA as a VA approved Lender, and (vi) Fannie Mae and Freddie Mac as an approved seller/servicer and lender; and

12.    As of the date hereof, the “compare ratio” assigned to Servicer by FHA under its “Neighborhood Watch” program is ______.

Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Agreement.

IN WITNESS WHEREOF, I have signed this certificate.

Date: , 201

[SELLER][GUARANTOR]

By:
Name:
Title:

SCHEDULE I

A-I-1

SCHEDULE II

Lender	Type	Previous Size ($)	Current Size ($)	Termination Date	Maximum Size ($)

A-II-1

SCHEDULE III

Lender	Type	Previous Size ($)	Current Size ($)	Termination Date	Maximum Size ($)

A-II-2